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                                                                   Exhibit 23.1


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Stock Option and Incentive Plan of Landair Services, Inc., of our report dated February 9, 1996, with respect to the consolidated financial statements and schedule of Landair Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP




Nashville, Tennessee
May 3, 1996